Exhibit 5.2

March 31, 2026

Perpetua Resources Corp.

405 S. 8th Street, Ste. 201

Boise, Idaho 83702

Ladies and Gentlemen:

We have acted as special counsel for Perpetua Resources Corp., a corporation existing under the laws of the Business Corporations Act (British Columbia) (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2026, relating to the offer and sale of (i) up to 50,395,327 common shares, no par value, of the Company (“Common Shares”) that may be sold by the selling shareholders named in the resale prospectus included in the Registration Statement (the “Resale Prospectus”), a supplement to the Resale Prospectus, a post-effective amendment to the Registration Statement or a document incorporated by reference in any of the foregoing, and (ii) with respect to the base prospectus included in the Registration Statement (the “Base Prospectus” and, together with the Resale Prospectus, the “Prospectuses”), all or any combination of an unspecified amount of the following by the Company:

(i)            Common Shares;

(ii)           preferred shares, no par value, of the Company (“Preferred Shares”) in one or more series;

(iii)          debt securities of the Company, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, “Debt Securities”);

(iv)          warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”);

(v)           subscription receipts for Common Shares, Preferred Shares, Debt Securities, Warrants or any combination thereof (“Subscription Receipts”); and

(vi)          units comprising one or more Common Shares, Preferred Shares, Debt Securities, Warrants or Subscription Receipts in any combination (together with the Common Shares, Preferred Shares, Debt Securities, Warrants and Subscription Receipts, the “Securities”).

The Company may offer and sell the Securities from time to time, pursuant to Rule 415 of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in amounts, at prices and on terms to be determined at the time of the offering thereof, as set forth in the Registration Statement, any amendment thereto, the Base Prospectus and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”). Each series of Debt Securities will be issued under and governed by an indenture (each, an “Indenture”), which Indenture will be in the form filed as Exhibit 4.2 to the Registration Statement or in such form as may be filed by amendment or incorporated by reference into the Registration Statement in connection with the offering of the Debt Securities of such series.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

Perpetua Resources Corp.

March 31, 2026

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.

In rendering the opinions set forth herein, we have examined the Registration Statement relating to the proposed offering and sale from time to time of the Securities and the Base Prospectus. We have also examined such other documents, records and instruments as we have deemed necessary or appropriate for the basis of the opinions hereinafter expressed. In such examination, we have assumed, without independent investigation, the genuineness of all signatures on all documents that we have examined, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such documents submitted to us as copies.

With respect to any document purportedly executed by any party by means of any electronic signature, we have assumed the validity of such electronic signature under the laws of the jurisdiction of organization of such party and, without limiting the generality of the foregoing, that the parties to such document have agreed to use electronic signatures and electronic records in connection with the transactions evidenced thereby, each party executing such document by means of an electronic signature did so with the intent to sign such document and to be bound thereby and each such electronic signature is affixed to or logically associated with such document.

To the extent the documents examined and relied on by us purport to constitute agreements, we have assumed that each such document constitutes the legal, valid and binding obligation of each party thereto (other than the Company), enforceable against such party (other than the Company) in accordance with its terms.

The opinions expressed below relating to whether the Debt Securities described therein will be legal, valid and binding obligations of the Company are subject to the exception that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

In connection with the opinions expressed below, we have assumed without independent investigation that:

(a) the Company (1) is a corporation incorporated and validly existing under the laws of British Columbia, (2) has requisite legal status and legal capacity under the laws of the Province of British Columbia or the applicable federal laws of Canada and (3) has complied and will comply with all aspects of the laws of Province of British Columbia and the applicable federal laws of Canada in connection with the transactions contemplated by, and the performance of its obligations under, the applicable Indenture;

(b) the Company has the corporate power and authority under the laws of Province of British Columbia and the applicable federal laws of Canada to execute, deliver and perform all its obligations under the applicable Indenture;

Perpetua Resources Corp.

March 31, 2026

(c) neither the execution and delivery by the Company of the applicable Indenture nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities: (1) conflicts or will conflict with its constating documents, (2) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (3) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (4) violates or will violate any law, rule or regulation under the laws of Province of British Columbia or the applicable federal laws of Canada to which the Company or its property is subject (except that we do not make the assumption set forth in this clause with respect to the federal laws of the Unites States of America and the laws of the State of New York as to the enforceability of the Debt Securities);

(d) neither the execution and delivery by the Company of the applicable Indenture nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the laws of Province of British Columbia or the federal laws of Canada applicable therein;

(e) at the time any Debt Securities are sold pursuant to the Registration Statement (including the Base Prospectus and the applicable Prospectus Supplement) (such time, the “Applicable Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness shall have been issued;

(f) at the Applicable Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and all related documentation and will comply with all applicable laws;

(g) all Debt Securities will be issued and sold in the manner stated in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement;

(h) at and prior to the time of the sale and delivery of any Debt Securities pursuant to the Registration Statement, the Board of Directors of the Company (or a duly authorized committee thereof) will have duly established the price, rights, powers, privileges and preferences and other terms, if any, of each such class or series, as applicable, of Debt Securities;

(i) at the Applicable Time, all corporate or other action required to be taken by or on behalf of the Company to duly authorize each proposed issuance of Debt Securities and any related documentation (including the execution, delivery and performance of the Debt Securities) shall have been duly completed and remain in full force and effect;

(j) that (1) the relevant trustee under the Indenture governing the applicable Debt Securities (the “Trustee”) will have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (2) a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, (3) the relevant Indenture will have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA, (4) the terms and conditions of such Debt Securities will have been duly established by supplemental indenture, authorizing resolutions or officers’ certificate in accordance with the terms of the Indenture, (5) the supplemental indenture to the Indenture, if any, will have been duly executed and delivered by the Company and the Trustee, (6) such Debt Securities will have been executed, delivered and authenticated in accordance with the terms of the Indenture and (7) all agreements relating to any collateral or security arrangements, if any, will have been validly executed and delivered by the Company;

Perpetua Resources Corp.

March 31, 2026

(k) at the Applicable Time, no “Event of Default” (as that term is defined in the applicable Indenture) and no event of the types described in the definition of “Event of Default” in the applicable Indenture, which with the giving of notice, the passage of time or both, would result in the occurrence of an Event of Default, shall have occurred and be continuing, and the terms and conditions of the Debt Securities and of their issuance and sale do not result in a default under or a breach or violation of any agreement, document or instrument then binding on the Company;

(l) at the Applicable Time, the applicable definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities offered or issued will have been duly authorized by all necessary corporate or other action by or on behalf of the Company and duly executed and delivered by the Company and the other parties thereto; and

(m) the consideration set forth in the applicable definitive purchase, underwriting or similar agreement with respect to the Debt Securities offered or issued will have been paid in accordance with the terms of such agreement.

Based upon the foregoing and in reliance thereon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, including the Prospectuses constituting a part thereof, and any amendments or supplements thereto. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion and statements expressed herein are as of the date hereof only, and we disclaim any obligation to update this letter to reflect any changes of facts stated or assumed herein or any subsequent changes in law.

Sincerely yours,

/s/ Hunton Andrews Kurth LLP